UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 22, 2018

Date of Report (Date of earliest event reported)

QUALITY CARE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37805	81-2898967
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

7315 Wisconsin Avenue, Suite 550 East

Bethesda, MD  20814

(Address of principal executive offices) (Zip Code)

(240)  223-4680

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 22, 2018, the Board of Directors of Quality Care Properties, Inc. (the “Company”) amended and restated Article XV of the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately, to permit the Board of Directors, by the affirmative vote of a majority of the entire Board of Directors, or the Company’s stockholders, by the affirmative vote of a majority of all the votes entitled to be cast on the matter, to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws (the “Amendment”). Previously, the Bylaws provided that the Board of Directors had the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws.

Except as stated above, the Bylaws are unchanged. The foregoing is a summary of the Amendment and is qualified in its entirety by reference to the copy of the Amendment attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment to Amended and Restated Bylaws of Quality Care Properties, Inc., dated March 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 23, 2018.

Quality Care Properties, Inc.

By:	/s/ C. Marc Richards
	Name:	C. Marc Richards
	Title:	Chief Financial Officer